UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

                              December 7, 2009

Date of Report (Date of earliest event reported)

           OSG AMERICA L.P.

(Exact Name of Registrant as Specified in Charter)

               001-33806

Commission File Number

Delaware (State or other jurisdiction of incorporation or organization)	11-3812936 (I.R.S. Employer Identification Number)

Two Harbour Place, 302 Knights Run Avenue, Suite 1200

                                  Tampa, FL 33602

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code(813) 209-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 -	Securities and Trading Markets.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 7, 2009, Overseas Shipholding Group, Inc. (“OSG”) and OSG Bulk Ships, Inc. (“Purchaser”) accepted for payment and paid for common units (the “Units”), of OSG America L.P. (the “Company”) validly tendered and not withdrawn pursuant to Purchaser’s previously announced tender offer to purchase all issued and outstanding Units not owned by OSG and its affiliates (the “Offer”). In addition, on December 7, 2008, OSG exercised its right pursuant to Section 15.01 of the amended and restated limited partnership agreement of the Partnership (the Partnership Agreement”) to purchase all of the Units that continue to remain outstanding (the “Repurchase Right”). In connection with the exercise of the Repurchase Right, on December 7, 2009 the board of directors of the General Partner of the Company authorized the delisting of the Units from the New York Stock Exchange (the “NYSE”) and the Company notified the NYSE of its intent to remove the Units from listing and will file a delisting application with the Securities and Exchange Commission to delist the Units. The Company issued a press release on December 7, 2009 announcing the foregoing actions, a copy of which is attached to this Report as Exhibit 99.1 and hereby incorporated by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

On December 17, 2009, pursuant to the Repurchase Right, each outstanding Unit not tendered and purchased pursuant to the Offer will be converted into the right to receive $10.25 in cash, without interest.

Section 9 -	Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated December 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSG AMERICA L.P. (Registrant)

By: OSG America LLC, its general partner

Date: December 9, 2009	By /s/James I. Edelson
Name: James I. Edelson Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 7, 2009